Exhibit 99.1

The Chefs’ Warehouse Reports Third Quarter 2022 Financial Results
Ridgefield, CT, October 26, 2022 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its third quarter ended September 23, 2022.

Financial highlights for the third quarter of 2022:

•Net sales increased 36.7% to $661.9 million for the third quarter of 2022 from $484.3 million for the third quarter of 2021.
•GAAP net income was $8.3 million, or $0.21 per diluted share, for the third quarter of 2022 compared to $3.5 million, or $0.09 per diluted share, in the third quarter of 2021.
•Adjusted net income per share1 was $0.41 for the third quarter of 2022 compared to $0.12 for the third quarter of 2021.
•Adjusted EBITDA1 was $41.0 million for the third quarter of 2022 compared to $23.4 million for the third quarter of 2021.

“Customer demand was strong throughout the third quarter and the cadence of business activity returned to seasonal shifts more typical of the pre-pandemic environment. Seasonal September strength due to “return from vacations” was complimented by a moderate increase in “return to office” activity in many of our larger markets,” said Chris Pappas, Chairman and Chief Executive Officer of the Company. “While product cost, in aggregate, remained relatively unchanged versus the second quarter of 2022, pricing continues to be firm in most categories. We continue to see new openings and gradual increases in hotel, catering and event related business.”

Third Quarter Fiscal 2022 Results

Net sales for the quarter ended September 23, 2022 increased 36.7% to $661.9 million from $484.3 million for the quarter ended September 24, 2021. Organic sales increased $107.2 million, or 22.2% versus the prior year quarter. Sales growth of $70.3 million, or 14.5%, resulted from acquisitions. Organic case count increased approximately 18.3% in the Company’s specialty category with unique customers and placements increases at 25.9% and 42.1%, respectively, compared to the prior year quarter. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 11.6% compared to the prior year quarter. Estimated inflation was 15.0% in the Company’s specialty categories and 2.2% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit increased approximately 43.5% to $157.8 million for the third quarter of 2022 from $110.0 million for the third quarter of 2021. Gross profit margin increased approximately 113 basis points to 23.8% from 22.7%. Gross margin in the Company’s specialty category decreased 133 basis points and gross margin increased 238 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses increased by approximately 31.0% to $130.3 million for the third quarter of 2022 from $99.4 million for the third quarter of 2021. The increase was primarily due to higher costs associated with compensation and benefits, facility costs and fuel costs to support sales growth in the current quarter. As a percentage of net sales, operating expenses were 19.7% in the third quarter of 2022 compared to 20.5% in the third quarter of 2021.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, and adjusted net income (loss) to these measures’ most directly comparable GAAP measure.

Other operating expense increased by approximately $5.4 million primarily due to non-cash charges of $4.7 million for changes in the fair value of our contingent earn-out liabilities compared to non-cash credits of $0.1 million in the prior year period.

Operating income for the third quarter of 2022 was $22.1 million compared to $10.4 million for the third quarter of 2021. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expenses and other operating expenses, as discussed above. As a percentage of net sales, operating income was 3.3% in the third quarter of 2022 as compared to operating income of 2.2% in the third quarter of 2021.

Total interest expense increased to $10.7 million for the third quarter of 2022 compared to $4.2 million for the third quarter of 2021. The increase is primarily due to incurred arrangement and third-party transactions fees of $4.5 million from the refinancing of our term loan. Additionally, we had higher amounts of debt outstanding as a result of our $300.0 million term loan debt refinancing and increasing interest rates on the variable portion of our outstanding debt.

Net income for the third quarter of 2022 was $8.3 million, or $0.21 per diluted share, compared to net income of $3.5 million, or $0.09 per diluted share, for the third quarter of 2021.

Adjusted EBITDA1 was $41.0 million for the third quarter of 2022 compared to $23.4 million for the third quarter of 2021. For the third quarter of 2022, adjusted net income1 was $16.4 million, or $0.41 per diluted share compared to adjusted net income of $4.5 million, or $0.12 per diluted share for the third quarter of 2021.

Full Year 2022 Guidance

Based on current trends in the business, we are updating and raising our full year financial guidance as follows:

▪Net sales for the full year of 2022 will be in the range of $2.45 billion to $2.55 billion;
▪Gross profit to be between $575.0 million and $599.0 million and
▪Adjusted EBITDA to be between $145.0 million and $155.0 million

Third Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss third quarter 2022 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining the Secured Overnight Financing Rate (“SOFR”); our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 22, 2022 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 50,000 products to more than 35,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Net sales	$661,856	$484,321	$1,822,063	$1,187,506
Cost of sales	504,068	374,346	1,390,758	922,710
Gross profit	157,788	109,975	431,305	264,796

Selling, general and administrative expenses	130,255	99,431	364,828	270,034
Other operating expenses (income), net	5,458	105	10,504	(208)
Operating income (loss)	22,075	10,439	55,973	(5,030)

Interest expense	10,737	4,191	19,567	13,362
Income (loss) before income taxes	11,338	6,248	36,406	(18,392)

Provision for income tax expense (benefit)	3,061	2,792	9,829	(5,025)

Net income (loss)	$8,277	$3,456	$26,577	$(13,367)

Net income (loss) per share:
Basic	$0.22	$0.09	$0.72	$(0.36)
Diluted	$0.21	$0.09	$0.68	$(0.36)

Weighted average common shares outstanding:
Basic	37,120,926	36,875,784	37,047,653	36,701,927
Diluted	42,044,053	37,105,746	41,942,676	36,701,927

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 23, 2022 AND DECEMBER 24, 2021
(in thousands)

	September 23, 2022	December 24, 2021
	(unaudited)
Cash and cash equivalents	$145,425	$115,155
Accounts receivable, net	208,939	172,540
Inventories, net	190,668	144,491
Prepaid expenses and other current assets	46,464	37,774
Total current assets	591,496	469,960

Equipment, leasehold improvements and software, net	158,569	133,622
Operating lease right-of-use assets	135,286	130,701
Goodwill	245,428	221,775
Intangible assets, net	116,112	104,743
Deferred taxes, net	2,259	9,380
Other assets	3,609	3,614
Total assets	$1,252,759	$1,073,795

Accounts payable	$142,963	$118,284
Accrued liabilities	48,751	35,390
Short-term operating lease liabilities	17,180	15,882
Accrued compensation	21,929	22,321
Current portion of long-term debt	6,067	5,141
Total current liabilities	236,890	197,018

Long-term debt, net of current portion	493,148	394,160
Operating lease liabilities	131,910	127,296
Other liabilities	5,862	5,110
Total liabilities	867,810	723,584

Common stock	383	380
Additional paid in capital	322,505	314,242
Cumulative foreign currency translation adjustment	(2,127)	(2,022)
Retained earnings	64,188	37,611
Stockholders’ equity	384,949	350,211

Total liabilities and stockholders’ equity	$1,252,759	$1,073,795

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 23, 2022 AND SEPTEMBER 24, 2021
(unaudited, in thousands)

	September 23, 2022	September 24, 2021
Cash flows from operating activities:
Net income (loss)	$26,577	$(13,367)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,667	16,270
Amortization of intangible assets	10,289	9,778
Provision (benefit) for allowance for doubtful accounts	3,138	(744)
Non-cash operating lease expense	1,329	505
Deferred income tax provision (benefit)	7,121	(4,855)
Amortization of deferred financing fees	1,621	1,832
Loss on debt extinguishment	142	—
Stock compensation	9,081	8,448
Change in fair value of contingent earn-out liabilities	8,358	(1,359)
Intangible asset impairment	—	597
Loss on asset disposal	17	257
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(25,402)	(51,582)
Inventories	(40,519)	(49,148)
Prepaid expenses and other current assets	(9,848)	(3,304)
Accounts payable, accrued liabilities and accrued compensation	21,938	60,443
Other liabilities
Other assets and liabilities	238	(101)
Net cash provided by (used in) operating activities	31,747	(26,330)

Cash flows from investing activities:
Capital expenditures	(31,666)	(17,872)
Cash paid for acquisitions	(62,007)	(7,280)
Proceeds from asset disposals	—	—
Net cash used in investing activities	(93,673)	(25,152)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(171,434)	(35,918)
Proceeds from debt issuance	300,000	51,750
Payment of deferred financing fees	(11,258)	(1,450)
Proceeds from exercise of stock options	69	—
Surrender of shares to pay withholding taxes	(2,584)	(1,792)
Cash paid for contingent earn-out liabilities	(2,538)	(83)
Payments under asset based loan facility	(20,000)	(20,000)
Net cash provided by (used in) financing activities	92,255	(7,493)

Effect of foreign currency translation on cash and cash equivalents	(59)	(89)

Net change in cash and cash equivalents	30,270	(59,064)
Cash and cash equivalents at beginning of period	115,155	193,281
Cash and cash equivalents at end of period	$145,425	$134,217

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Numerator:
Net income (loss)	$8,277	$3,456	$26,577	$(13,367)
Add effect of dilutive securities:
Interest on convertible notes, net of tax	683	—	2,048	—
Net income (loss) available to common shareholders	$8,960	$3,456	$28,625	$(13,367)
Denominator:
Weighted average basic common shares outstanding	37,120,926	36,875,784	37,047,653	36,701,927
Dilutive effect of unvested common shares	316,358	229,962	304,391	—
Dilutive effect of options and warrants	81,789	—	65,652	—
Dilutive effect of convertible notes	4,524,980	—	4,524,980	—
Weighted average diluted common shares outstanding	42,044,053	37,105,746	41,942,676	36,701,927

Net income (loss) per share:
Basic	$0.22	$0.09	$0.72	$(0.36)
Diluted	$0.21	$0.09	$0.68	$(0.36)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)
(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Net income (loss)	$8,277	$3,456	$26,577	$(13,367)
Interest expense	10,737	4,191	19,567	13,362
Depreciation	5,912	5,610	17,667	16,270
Amortization	3,470	3,135	10,289	9,778
Provision for income tax expense (benefit)	3,061	2,792	9,829	(5,025)
EBITDA (1)	31,457	19,184	83,929	21,018

Adjustments:
Stock compensation (2)	3,099	2,710	9,081	8,448
Other operating expenses (income), net (3)	5,458	105	10,504	(208)
Duplicate rent (4)	991	935	4,277	2,324
Payroll tax credit (5)	—	—	—	(1,418)
Moving expenses (6)	—	452	—	890

Adjusted EBITDA (1)	$41,005	$23,386	$107,791	$31,054

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.
4.Represents duplicate rent and occupancy costs for our Los Angeles, CA, Richmond, CA, and Miami, FL facilities.
5.Represents a payroll tax credit earned in accordance with the Employee Retention Credit under the CARES Act.
6.Represents moving expenses for the consolidation of certain facilities in New England.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO NET INCOME (LOSS)
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Net income (loss)	$8,277	$3,456	$26,577	$(13,367)

Adjustments to reconcile net income (loss) to adjusted net income (loss) (1):
Other operating expenses (income), net (2)	5,458	105	10,504	(208)
Duplicate rent (3)	991	935	4,277	2,324
Moving expenses (4)	—	452	—	890
Debt modification and extinguishment expenses (5)	4,640	—	4,709	—
Payroll tax credit (6)	—	—	—	(1,418)
Tax effect of adjustments (7)	(2,994)	(418)	(5,262)	(445)

Total adjustments	8,095	1,074	14,228	1,143

Adjusted net income (loss)	$16,372	$4,530	$40,805	$(12,224)

Diluted adjusted net income (loss) per common share	$0.41	$0.12	$1.02	$(0.33)

Diluted shares outstanding - adjusted	42,135,106	37,105,746	41,942,676	36,701,927

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.

3.Represents duplicate rent and occupancy costs for our Los Angeles, CA, Richmond, CA, and Miami, FL facilities.

4.Represents moving expenses for the consolidation of certain facilities in New England.

5.Represents interest expenses incurred in connection with third party fees and the write-off of certain deferred financing fees in connection with amendments made to our term loan and asset-based loan facility.

6.Represents a payroll tax credit earned in accordance with the Employee Retention Credit under the CARES Act.

7.Represents the tax effect of items 2 through 6 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Numerator:
Adjusted net income (loss)	$16,372	$4,530	$40,805	$(12,224)
Add effect of dilutive securities:
Interest on convertible notes, net of tax	719	—	2,048	—
Adjusted net income (loss) available to common shareholders	$17,091	$4,530	$42,853	$(12,224)
Denominator:
Weighted average basic common shares outstanding	37,120,926	36,875,784	37,047,653	36,701,927
Dilutive effect of unvested common shares	316,358	229,962	304,391	—
Dilutive effect of options and warrants	81,789	—	65,652	—
Dilutive effect of convertible notes	4,616,033	—	4,524,980	—
Weighted average diluted common shares outstanding	42,135,106	37,105,746	41,942,676	36,701,927

Adjusted net income (loss) per share:
Diluted	$0.41	$0.12	$1.02	$(0.33)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2022
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$39,100	$46,400
Provision for income tax expense	14,400	17,100
Depreciation & amortization	38,000	38,000
Interest expense	25,500	25,500
EBITDA (1)	117,000	127,000

Adjustments:
Stock compensation (2)	12,000	12,000
Duplicate rent (3)	5,300	5,300
Other operating expenses (4)	10,700	10,700
Adjusted EBITDA (1)	$145,000	$155,000

1.We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.